CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Evergreen Municipal Trust

     We consent to the use of our report dated May 2, 1997 for Evergreen New Jersey Tax-Free Income Fund, a series of Evergreen Tax Free Trust, incorporated by reference herein.

                                             /s/ KPMG Peat Marwick LLP

                                             KPMG Peat Marwick LLP

Boston, Massachusetts
January  , 1998